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EXHIBIT 10.53

LIBERATE TECHNOLOGIES 1999 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

        You have been granted the following option to purchase Common Stock of Liberate Technologies (the "Company"):

Name of Optionee:	«Name»
Total Number of Shares Covered by This Option:	«TotalShares»
Exercise Price Per Share:	«PricePerShare»
Date of Grant:	«DateGrant»
Vesting Commencement Date:	«VestDay»
Vesting Schedule:	This option shall vest in equal monthly installments over 48 months commencing with the vesting commencement date.
Acceleration:
Fifty percent (50%) of the then-unvested portion of this grant will vest immediately in the event of a Change in Control that results in (i) your termination, (ii) a material reduction in the scope, level, or nature of your responsibilities, or (iii) a reduction in your title. "Change in Control" is defined as (i) a proposed sale, transfer, or disposition of all or substantially all of the Company's assets, or (ii) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who own less than 50% of the Company immediately prior to such merger, consolidation, or other reorganization own immediately after such merger, consolidation, or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity. A transaction will not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.
Expiration Date:	«ExpDate»

        By your signature and the signature of the Company's representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the 1999 Equity

Incentive Plan (the "Plan") and the Stock Option Agreement, both of which are attached to and made a part of this document.

OPTIONEE:	LIBERATE TECHNOLOGIES
By:
Title: Sr. Vice President and Chief Financial Officer

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  EXHIBIT 10.53